Exhibit 10.38

SEVENTH AMENDMENT TO
PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

THIS SEVENTH AMENDMENT TO PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS (“Amendment”) is entered into at San Diego, California as of June 16, 2003, between H. G. FENTON COMPANY, a California corporation which acquired title as H. G. Fenton Material Company (“Seller”), and BIOSITE INCORPORATED, a Delaware corporation (“Buyer”), with reference to the following

R E C I T A L S:

A.                                                                                   Seller and Buyer are the parties to a Purchase Agreement and Escrow Instructions dated as of December 7, 2001 and previously amended as of February 12, February 14, and June 10, 2002, and as of January 24, April 25 and May 27, 2003 (“Agreement”), relating to certain real property in the Carroll Canyon area of San Diego, California as depicted on Exhibit A to the Agreement (“Land”). Initially capitalized terms not otherwise defined in this Amendment have the same meanings as in the Agreement, as previously amended. Pursuant to the Agreement, the parties have established Escrow No. 51943-PM with Stewart Title of California, Inc. as Escrow Holder.

B.                                                                                     Since parties’ entry into the Agreement, there have been recorded two agreements between Seller and Hanson Aggregates Pacific Southwest, Inc., a Delaware corporation (“Hanson”), the owner of real property (“Hanson Property”) that is located east of the Land and the other Carroll Canyon holdings of Seller (collectively, the “Fenton Property”): (i) an Agreement Between Adjacent Landowners re Payment of Costs of Camino Santa Fe Improvements, which was recorded in the Office of the County Recorder of San Diego County on April 7, 2003 as Document No. 2003-0384334 (“CSF Agreement”); and a Drainage Facilities Deed Restriction and Agreement Between Adjacent Landowners, which was recorded April 7, 2003 as Document No. 2003-0384335 (“Drainage Agreement”; referred to with the CSF Agreement as the “Hanson Agreements”).

C.                                                                                     The Hanson Agreements burden the Hanson Property and benefit the Fenton Property. The CSF Agreement obligates Hanson to share in certain costs associated with the Camino Santa Fe Improvements component of the Seller Improvements that Fenton is obligated to build pursuant to Paragraphs 7.4 and 13.2 of the Agreement. The Drainage Agreement restricts any future development of the Hanson Property that would require connection to the sewer and storm drainage facilities that are also being constructed by Fenton as part of the Camino Santa Fe Improvements.

D.                                                                                    Because the Hanson Agreements are now of record, the parties wish to modify the Agreement to clarify that as between Seller and Buyer, all obligation and liability arising out of the Hanson Agreements, if any, shall be Seller’s.

THE PARTIES AGREE:

1.                                                                                       The Hanson Agreements.

(a)                                                                                                                                  The parties agree that the Hanson Agreements shall be Permitted Exceptions for all purposes of the Agreement.

(b)                                                                                                                                 As between Seller and Buyer, all obligation and liability arising out of the Hanson Agreements, if any, shall belong to Seller, and Buyer shall have no obligation or liability with respect to either of the Hanson Agreements.

(c)                                                                                                                                  To the extent not already encompassed with Seller’s indemnity set forth in Paragraph 13.2.3 of the Agreement, Seller also agrees to indemnify, defend and hold Buyer harmless from liability for any losses, costs (including reasonable attorneys’ fees), claims, liabilities, expenses and demands arising out of any claim by Hanson or any successor of Hanson arising out of or connected with the Hanson Agreements.

(d)                                                                                                                                 Seller acknowledges that the existence of the Hanson Agreements may give rise to certain concerns or requirements of Buyer’s lender, and Seller agrees to use commercially reasonable efforts, not involving the posting of security or the holdback or expenditure of funds, to assist Buyer in satisfying any lender-imposed conditions. Without limiting the generality of the foregoing, Seller agrees that upon request of Buyer or Buyer’s lender, it will (i) seek Hanson’s acknowledgment that the Hanson Agreements will not give rise to any liability on the part of Buyer or the Land after the Close of Escrow, and/or (ii) seek Hanson’s signature on any estoppel or subordination that may reasonably be requested by Buyer’s lender. Nothing in the foregoing shall constitute any representation or warranty by Seller that Hanson will in fact sign any documents or instruments or otherwise cooperate as contemplated herein, and Seller shall not be in default if its efforts in this regard are not successful.

2.                                                                                       Other Matters of Agreement.

(a)                                                                                                                                  This Amendment may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which together will constitute one instrument.

(b)                                                                                                                                 Except to the extent modified hereby, all provisions of the Agreement as previously amended shall remain in full force and effect.

Seller:		Buyer:

H. G. FENTON COMPANY, a California corporation		BIOSITE INCORPORATED, a Delaware corporation

By	/s/ Henry F. Hunte	By	/s/ Christopher J. Twomey
Its	Chairman	Its	V.P., Finance and CFO

By	/s/ Robert Gottlieb	By
Its	CFO	Its